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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                        Date of Report: December 19, 2001

                               ISOMET CORPORATION
             (Exact name of registrant as specified in its charter)

       New Jersey                     0-4671                    22-1591074
(State of Incorporation)     (Commission File Number)      (IRS Employer ID No.)

                              5263 Port Royal Road
                           Springfield, Virgina 22151

               (Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code:  (703) 321-8301

Former name or former address, if changed since last report: N/A


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Information included in this report:
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Item 5.           Other Events

         In its Form 8-K filed February 2, 2001, the Registrant disclosed that it had been notified by its customer for laser plotter equipment (Polaroid Graphics Imaging, LLC ("PGI")) of a cancellation of its contract with the Registrant and the customer's inability at that time to pay its current obligations to the Registrant. As a result, in its December 31, 2000 financial statements, the Registrant provided for an estimated loss before tax benefits with respect to the termination of approximately $1,500,000.

         In September 2001, the Registrant filed a complaint in the United States Eastern District Court of Virginia seeking compensatory damages of approximately $2,100,000, and other relief related to the matter, from PGI.

         In a settlement agreement dated December 19, 2001, the Registrant and PGI have agreed to a payment schedule which provides for payments to the Registrant totaling approximately $1,700,000 on the following basis:

         December 2001 - January 2003                Approximately 46%
         February 2003 - November 2003               Approximately 29%
         December 2003 - June 2007                   Approximately 25%

         In its December 31, 2001 financial statements, the Registrant will, if necessary, modify its previous loss provision estimate pursuant to this matter.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              ISOMET Corporation

Date: December 21, 2001       By: /s/ Jerry W. Rayburn
                                  ----------------------------------------------
                                  Name: Jerry W. Rayburn
                                  Title: Executive Vice President, Finance